Exhibit 99.1

Taboola Reports Strong Q2 2026 Financial Results,
& Raises Full-Year ex-TAC Gross Profit and Adjusted EBITDA Guidance

NEW YORK, Aug. 5, 2026 (GLOBE NEWSWIRE) -- Taboola (Nasdaq: TBLA), a global leader in delivering performance at scale for advertisers, today announced its results for the second quarter ended June 30, 2026.

“We delivered another quarter beating our ex-TAC Gross Profit and Adjusted EBITDA guidance and are raising our full-year guidance for both metrics,” said Adam Singolda, CEO of Taboola. “With the momentum we’re seeing with Realize, the addition of Fox News and other strategic wins, we are further strengthening our position as a leader in performance advertising and executing on our vision to build the leading platform for the Open Web.”

Second Quarter 2026 Financial Results
(All comparisons are to the second quarter of 2025 unless otherwise noted.)
•	Revenues of $476.8 million, an increase of 2.4%.
•	Gross Profit of $139.5 million, an increase of 2.9%. Ex-TAC Gross Profit was $192.4 million, an increase of 11.8%.
•	Net Income was $4.3 million improved from a Net Loss of $(4.3) million. Adjusted EBITDA was $55.5 million, up 22.8%. Adjusted EBITDA margins expanded to 28.8% from 26.2%.
•	Cash Flow provided by operating activities of $31.3 million, compared to $47.4 million. Free Cash Flow was $17.3 million, compared to $34.2 million.

Third Quarter and Full Year 2026 Guidance
For the Third Quarter and Full Year 2026, the Company currently expects (dollars in millions):
	Q3 2026 Guidance	FY 2026 Guidance
Unaudited
(dollars in millions)
Revenues	$460 - $473	$1,930 - $1,956
Gross profit	$148 - $152	$605 - $615
ex-TAC Gross Profit*	$184 - $190	$772 - $783
Adjusted EBITDA*	$51.5 - $56.5	$228 - $240
Non-GAAP Net Income (Loss)*	$38 - $42	$168 - $176

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (Loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.

Webcast & Conference Call
Taboola’s senior management team will discuss the Company’s earnings on a call that can be accessed via webcast at https://investors.taboola.com.

To access the call by phone, please go to this link: https://register-conf.media-server.com/register/BI9e7de4b306b347a4848f5087865fc7c2 to register at and you will be provided with dial in details. The webcast will be available for replay for one year, through the close of business on August 5, 2027.

*About Non-GAAP Financial Information
This press release includes ex-TAC Gross Profit, Adjusted EBITDA, Ratio of Adjusted EBITDA to ex-TAC Gross Profit, Free Cash Flow, Non-GAAP Net Income (Loss), which are non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenues, gross profit, net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Company believes non-GAAP financial measures provide useful supplemental information to management and investors regarding future financial and business trends relating to the Company. The Company believes that the use of these measures provides an additional tool for investors to use in evaluating operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which items are excluded or included in calculating them, which may vary from period to period. Please refer to the appendix at the end of this press release for reconciliations to the most directly comparable measures in accordance with GAAP.

Definitions
•
Ex-TAC Gross Profit: Gross profit adjusted to add back other cost of revenues and non-cash amortization of the Commercial agreement asset. We add back (i) the non-cash amortization of the Commercial agreement asset because it is unique primarily due to the issuance of equity rather than cash and (ii) Publisher’s prepayments write-off that are one time non cash, such that ex-TAC Gross Profit includes solely direct cash contribution components.

•
Adjusted EBITDA: Net income (loss) before finance income (expenses), net, income tax expenses, depreciation and amortization and non-cash amortization of the Commercial agreement asset, further adjusted to exclude share-based compensation including Connexity holdback compensation expenses and other noteworthy income and expense items such as M&A costs and restructuring costs which may vary from period-to-period.

•	Adjusted EBITDA margins: The ratio of Adjusted EBITDA to ex-TAC Gross Profit as Adjusted EBITDA divided by ex-TAC Gross Profit.

Note Regarding Forward-Looking Statements
Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Taboola.com Ltd. (the “Company”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “guidance”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “target”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this press release include, but are not limited to: the Company’s ability to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; changes in applicable laws or regulations; the degree to which, or whether, Realize can achieve its intended performance objectives and attract, retain and grow advertisers and advertising spending; the Company’s estimates of expenses and profitability and underlying assumptions with respect to accounting presentations and purchase price and other adjustments; the extent to which we will buyback any of our shares pursuant to authority granted by the Company’s Board of Directors, which may depend upon market and economic conditions, other business opportunities and priorities, satisfying required conditions under the Israeli Companies Law and the Companies Regulations or other factors; the ability to attract new digital properties and advertisers; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale the Company’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to prioritize investments to improve profitability and free cash flow; ability to make continued investments in the Company’s AI powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with the Company’s platform on various digital properties; reliance on a limited number of partners for a significant portion of the Company’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; the potential or expected impact of tariffs on advertising spend, consumer and business sentiment, and the general economic environment; risks related to the fact that we are incorporated in Israel and governed by Israeli law; the potential impacts of the war in Israel to the Company’s operations; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 under Part 1, Item 1A “Risk Factors” and in the Company’s subsequent filings with the Securities and Exchange Commission.  Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

About Taboola
Taboola empowers businesses to grow through performance advertising technology that goes beyond search and social and delivers measurable outcomes at scale.

Taboola works with thousands of businesses who advertise directly on Realize, Taboola’s powerful ad platform, reaching over 600 million daily active users across some of the best publishers in the world. Publishers like NBC News, Yahoo, and OEMs such as Samsung, Xiaomi and others use Taboola’s technology to grow audience and revenue, enabling Realize to offer unique data, specialized algorithms, and unmatched scale.

Investor Contact:
Aadam Anwar
investors@taboola.com

Press Contact:
Dave Struzzi
press@taboola.com

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data

	June 30,	December 31,
	2026	2025
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$133,052	$120,865
Trade receivables (net of allowance for credit losses of $15,227 and $13,889 as of June 30, 2026 and December 31, 2025, respectively) (1)	316,740	360,166
Prepaid expenses and other current assets	69,151	77,000
Total current assets	518,943	558,031
NON-CURRENT ASSETS
Long-term prepaid expenses	10,205	15,116
Commercial agreement asset	262,129	270,248
Restricted deposits	1,463	1,462
Deferred tax assets, net	20,422	20,624
Operating lease right of use assets	71,920	79,167
Property and equipment, net	104,758	95,335
Intangible assets, net	2,578	13,925
Goodwill	555,931	555,931
Total non-current assets	1,029,406	1,051,808
Total assets	$1,548,349	$1,609,839

(1) Includes related party trade receivables of $49,760 and $39,210, as of June 30, 2026 and December 31, 2025, respectively.

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data
	June 30,	December 31,
	2026	2025
	Unaudited
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade payables (2)	$275,949	$330,684
Short-term operating lease liabilities	33,787	30,408
Accrued expenses and other current liabilities	159,204	159,874
Total current liabilities	468,940	520,966
LONG-TERM LIABILITIES
Revolving credit facility	72,000	102,300
Long-term operating lease liabilities	51,615	61,382
Warrants liability	—	501
Deferred tax liabilities, net	561	628
Other long-term liabilities	17,240	16,867
Total long-term liabilities	141,416	181,678
COMMITMENTS AND CONTINGENCIES (Note 10)
SHAREHOLDERS’ EQUITY
Ordinary shares with no par value- Authorized: 700,000,000 as of June 30, 2026 and December 31, 2025; 363,374,228 and 341,610,237 shares issued, and 251,850,218 and 246,330,707 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Non-voting Ordinary shares with no par value - Authorized: 46,000,000 as of June 30, 2026 and December 31, 2025; 33,198,702 and 45,198,702 shares issued, and 18,039,644 and 30,039,644 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Treasury Ordinary shares, at cost - 126,683,068 (111,524,010 Ordinary shares and 15,159,058 Non-voting Ordinary shares) and 110,438,588 (95,279,530 Ordinary shares and 15,159,058 Non-voting Ordinary shares) as of June 30, 2026 and December 31, 2025, respectively	(450,826)	(385,651)
Additional paid-in capital	1,435,861	1,404,248
Accumulated other comprehensive income	1,511	534
Accumulated deficit	(48,553)	(111,936)
Total shareholders’ equity	937,993	907,195
Total liabilities and shareholders’ equity	$1,548,349	$1,609,839

(2) Includes related party trade payables of $72,723 and $70,950, as of June 30, 2026 and December 31, 2025, respectively.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
U.S. dollars in thousands, except share and per share data

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	Unaudited
Revenues (1)	$476,826	$465,474	$943,221	$892,967
Cost of revenues:
Traffic acquisition cost (2)	300,705	297,423	603,084	577,220
Other cost of revenues	36,642	32,440	71,081	60,829
Total cost of revenues	337,347	329,863	674,165	638,049
Gross profit	139,479	135,611	269,056	254,918
Operating expenses:
Research and development, net	38,435	37,482	78,015	73,438
Sales and marketing	67,156	71,248	139,721	137,138
General and administrative	26,629	26,837	51,677	50,560
Other income, net (3)	—	—	(77,000)	—
Total operating expenses	132,220	135,567	192,413	261,136
Operating profit (loss)	7,259	44	76,643	(6,218)
Finance income (expenses), net (4)	33	(2,491)	(212)	(6,991)
Income (loss) before income taxes	7,292	(2,447)	76,431	(13,209)
Income tax benefit (expenses)	(2,975)	(1,898)	(13,048)	114
Net income (loss)	$4,317	$(4,345)	$63,383	$(13,095)

Net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, basic	$0.02	$(0.01)	$0.23	$(0.04)
Net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, diluted	0.01	(0.01)	0.22	(0.04)
Weighted-average shares used in computing net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, basic	278,160,082	313,572,282	280,185,111	327,578,134
Weighted-average shares used in computing net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, diluted	291,392,907	313,572,282	290,505,359	327,578,134

(1) Includes revenues from related party of $79,267 and $46,455, for the three months ended June 30, 2026 and 2025, respectively, and $148,947 and $94,780 for the six months ended June 30, 2026 and 2025, respectively.
(2) Includes traffic acquisition cost to related party of $104,270 and $84,154 for the three months ended June 30, 2026 and 2025, respectively, and $201,060 and $159,556 for the six months ended June 30, 2026 and 2025, respectively.
(3) See Note 10 Commitments and Contingencies.
(4) Includes loss on extinguishment of debt of $6,597 for the six months ended June 30, 2025.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	Unaudited
Net income (loss)	$4,317	$(4,345)	$63,383	$(13,095)
Other comprehensive income:
Unrealized gains on derivative instruments, net	1,845	3,541	977	2,350
Other comprehensive income	1,845	3,541	977	2,350
Other Comprehensive income (loss)	$6,162	$(804)	$64,360	$(10,745)

SHARE-BASED COMPENSATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	Unaudited
Cost of revenues	$710	$956	$1,449	$1,823
Research and development	4,524	6,734	9,360	13,128
Sales and marketing	4,481	4,602	8,741	8,823
General and administrative	4,412	4,280	8,772	8,315
Total share-based compensation expenses	$14,127	$16,572	$28,322	$32,089

DEPRECIATION AND AMORTIZATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	Unaudited
Cost of revenues	$9,469	$8,744	$18,946	$17,443
Research and development	733	524	1,215	1,055
Sales and marketing	422	11,190	6,333	22,453
General and administrative	144	318	346	495
Total depreciation and amortization expense	$10,768	$20,776	$26,840	$41,446

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	Unaudited

Cash flows from operating activities
Net income (loss)	$4,317	$(4,345)	$63,383	$(13,095)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation, amortization and write-off	10,768	23,705	26,840	44,387
Share-based compensation expenses	14,127	16,572	28,322	32,089
Net gain from financing expenses	(649)	(3,637)	(440)	(4,675)
Revaluation of the Warrants liability	(105)	903	(501)	(823)
Amortization of loan and credit facility issuance costs	167	184	351	597
Loss on extinguishment of debt	—	—	—	6,597
Commercial agreement asset amortization	4,082	4,082	8,119	8,119
Loss from disposal of property and equipment	181	—	181	—
Change in operating assets and liabilities:
Decrease in trade receivables, net (1)	(6,831)	9,136	43,426	74,332
Decrease in prepaid expenses and other current assets and long-term prepaid expenses	(226)	(1,717)	16,031	2,717
Decrease in trade payables (2)	(4,272)	12,037	(46,501)	(19,721)
Increase in accrued expenses and other current liabilities and other long-term liabilities	7,226	(11,586)	(297)	(33,782)
Decrease (Increase) in deferred taxes, net	1,642	(1,689)	135	(4,809)
Change in operating lease right of use assets	7,762	6,443	14,802	12,654
Change in operating lease liabilities	(6,936)	(2,691)	(13,943)	(9,079)
Net cash provided by operating activities	31,253	47,397	139,908	95,508
Cash flows from investing activities
Purchase of property and equipment	(13,937)	(13,236)	(32,311)	(25,277)
Proceeds from maturities of short-term investments	—	—	—	3,780
Net cash used in investing activities	(13,937)	(13,236)	(32,311)	(21,497)
Cash flows from financing activities
Issuance costs	—	(275)	—	(938)
Exercise of options	8,141	2,501	9,138	3,206
Payment of tax withholding for share-based compensation expenses	(4,327)	(1,135)	(6,902)	(1,977)
Repurchase of Ordinary shares and non-voting Ordinary shares	(41,542)	(100,666)	(64,233)	(150,008)
Payments on account of repurchase of Ordinary shares	(3,059)	(705)	(3,552)	(3,060)
Repayment of long-term loan	—	—	—	(122,736)
Proceeds from revolving credit line, net of issuance costs	—	—	—	123,985
Additional proceeds from revolving credit line	133,100	76,000	242,100	76,000
Repayment of revolving credit line	(127,500)	(114,500)	(272,400)	(114,500)
Net cash used in financing activities	(35,187)	(138,780)	(95,849)	(190,028)
Exchange rate differences on balances of cash and cash equivalents	648	3,637	439	4,675
Increase (decrease) in cash and cash equivalents	(17,223)	(100,982)	12,187	(111,342)
Cash and cash equivalents - at the beginning of the period	150,275	216,223	120,865	226,583
Cash and cash equivalents - at end of the period	$133,052	$115,241	$133,052	$115,241

(1) Includes a decrease (increase) in related party trade receivables of $14,032 and $1,553, for the three months ended June 30, 2026 and 2025, respectively, and a decrease (increase) of $(10,550) and $42,125 for the six months ended June 30, 2026 and 2025, respectively.

(2) Includes an increase (decrease) in related party trade payables of $3,083 and $1,494, for the three months ended June 30, 2026 and 2025, respectively,and a (decrease) increase in related party trade payables of $1,773 and $(7,640), for the six months ended June 30, 2026 and 2025, respectively.

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands
	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	Unaudited
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$6,997	$10,443	$9,592	$14,207
Interest	$1,333	$1,766	$2,824	$3,955
Non-cash investing and financing activities:
Purchase of property and equipment	$2,074	$3	$2,691	$1,898
Share-based compensation included in capitalized internal-use software	$552	$448	$1,020	$727
Exercise of options	$(450)	$92	$35	$—

APPENDIX: Non-GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025 (UNAUDITED)

The following table provides a reconciliation of revenues to ex-TAC Gross Profit.

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(dollars in thousands)
Revenues	$476,826	$465,474	$943,221	$892,967
Traffic acquisition cost (1)	300,705	297,423	603,084	577,220
Other cost of revenues	36,642	32,440	71,081	60,829
Gross profit	$139,479	$135,611	$269,056	$254,918
Add back: Other cost of revenues (1)	52,893	36,522	91,369	68,948
ex-TAC Gross Profit	$192,372	$172,133	$360,425	$323,866

(1) The three and six months ended June 30, 2026, included $4,082 and $8,119 amortization expense of the non-cash based Commercial agreement asset respectively, and $12,169 write-off of Publisher’s prepayments. See Note 1(b) and 2  respectively of Notes to the Unaudited Interim Consolidated  Financial Statements.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA.

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(dollars in thousands)
Net income (loss)	$4,317	$(4,345)	$63,383	$(13,095)
Adjusted to exclude the following:
Finance expenses (income), net	(33)	2,491	212	6,991
Income tax expenses (benefit)	2,975	1,898	13,048	(114)
Depreciation and amortization (1)	27,019	27,659	47,128	52,366
Share-based compensation expenses	14,127	16,571	28,322	32,089
Reduction in workforce expenses (2)	5,970	—	5,970	—
Other costs (3)	1,116	904	(75,884)	2,876
Adjusted EBITDA	$55,491	$45,178	$82,179	$81,113

(1)
The three and six months ended June 30, 2026, included $4,082 and $8,119 amortization expense of the non-cash based Commercial agreement asset respectively, and $12,169 write-off of Publisher’s prepayments. See Note 1(b) and 2  respectively of Notes to the Unaudited Interim Consolidated  Financial Statements.

(2)	Costs associated with the Company’s reduction of its workforce implemented in April 2026.
(3)
The three and six months ended June 30, 2026, includes expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations in the amount of $1,116 and the six months ended June 30, 2026 included a pre-tax income of approximately $77,000, net of legal fees and other related expenses related to a binding settlement agreement regarding a legal matter in which the Company acted as the plaintiff. The three and six months ended June 30, 2025, includes professional and legal expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations it the amount of $904 and $2,876, respectively.

The following table provides a reconciliation of net income (loss) to Non-GAAP Net Income (loss).

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(dollars in thousands)
Net income (loss)	$4,317	$(4,345)	$63,383	$(13,095)
Amortization of intangible assets (1)	19,210	17,828	31,635	35,611
Share-based compensation expenses	14,127	16,572	28,322	32,089
Other costs (2)	1,116	904	(75,884)	2,876
Reduction in workforce expenses (3)	5,970	—	5,970	—
Revaluation of Warrants	(105)	903	(501)	(823)
Foreign currency exchange rate gains (losses) (4)	(546)	265	(1,227)	(1,259)
Income tax effects	(2,809)	(1,918)	6,777	(6,788)
Loss on extinguishment of debt (5)	—	—	—	6,597
Non-GAAP Net Income	$41,280	$30,209	$58,475	$55,208

(1)
The three and six months ended June 30, 2026, included $4,082 and $8,119 amortization expense of the non-cash based Commercial agreement asset respectively, and $12,169 write-off of Publisher’s prepayment. See Note 1(b) and 2 respectively of Notes to the Unaudited Interim Consolidated  Financial Statements.

(2)
The three and six months ended June 30, 2026, include expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations in the amount of $1,116 and the six months ended June 30, 2026 included a pre-tax income of approximately $77,000, net of legal fees and other related expenses related to a binding settlement agreement regarding a legal matter in which the Company acted as the plaintiff. The three and six months ended June 30, 2025, include professional and legal expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations it the amount of $904 and $2,876, respectively.

(3)	Costs associated with the Company’s reduction of its workforce implemented in April 2026.
(4)
Represents foreign currency exchange rate gains or losses related to the remeasurement of monetary assets and liabilities to the Company’s functional currency using exchange rates in effect at the end of the reporting period.

(5)	See Note 7 of Notes to the Unaudited Consolidated Interim Financial Statements.

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(dollars in thousands)
Net cash provided by operating activities	$31,253	$47,397	$139,908	$95,508
Purchases of property and equipment, including capitalized internal-use software	(13,937)	(13,236)	(32,311)	(25,277)
Free Cash Flow	$17,316	$34,161	$107,597	$70,231

APPENDIX: Non-GAAP Guidance Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q3 2026 AND FULL YEAR 2026 GUIDANCE

(Unaudited)

The following table provides a reconciliation of projected Gross profit to ex-TAC Gross Profit.

	Q3 2026 Guidance	FY 2026 Guidance
Unaudited
(dollars in millions)
Revenues	$460 - $473	$1,930 - $1,956
Traffic acquisition cost	$(280)-($287)	$(1,187)-($1,202)
Other cost of revenues	$(32)-($34)	$(138)-($139)
Gross profit	$148 - $152	$605 - $615
Add back: Other cost of revenues (1)	$(36)-($38)	$(167)-($168)
ex-TAC Gross Profit	$184 - $190	$772 - $783

(1)
Third-Quarter and Full-Year 2026 guidance includes $4,126 and $16,372 amortization expense of the non-cash based Commercial agreement asset, respectively. Full-Year 2026 includes $12,169 write-off of Publisher’s prepayments. See Note 1(b) and 2 respectively of Notes to the Unaudited Interim Consolidated  Financial Statements.